UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

TRIZEC PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

233 South Wacker Drive, 46th Floor, Chicago IL (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code:
(312) 798-6000

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 17, 2004, Trizec Properties, Inc. (the “Company”) entered into a Resignation Agreement (the “Agreement”) with Casey R. Wold pursuant to which Mr. Wold resigned as Executive Vice President and Chief Investment Officer of the Company and as a member of the Company’s Board of Directors, effective as of September 17, 2004. Under the Agreement, Mr. Wold is entitled to receive cash severance in an amount equal to $1,700,000, $1,400,000 of which will be payable within three business days following September 17, 2004, and $300,000 of which will be payable within three business days following the expiration of the Revocation Period (as defined below). Mr. Wold also is entitled to receive a prorated bonus payment for the 2004 calendar year in the amount of $466,667, payable within three business days following the expiration of the Revocation Period. All stock options and restricted stock rights previously granted to Mr. Wold will continue to vest until September 17, 2005 (the “Expiration Date”) in accordance with their respective terms and original vesting schedules. In addition, Mr. Wold will be entitled to exercise, for a period of time ending three months after the Expiration Date, all stock options that are currently vested and stock options that will be vested as of the Expiration Date. The Company also will provide Mr. Wold with health insurance coverage until a specified date; however, Mr. Wold’s participation in the Company’s 401(k) Plan, Deferred Compensation Plan and other employee benefit plans will terminate as of September 17, 2004.

     Pursuant to the Agreement, Mr. Wold has agreed to maintain the confidentiality of Company information and has agreed that he will not, during the one-year period commencing on September 17, 2004, solicit any employee, officer, representative or agent to leave the employment of the Company or any customer, supplier or other party that has a business relationship with the Company to cease doing business with the Company. In addition, during the one-year period commencing on September 17, 2004, Mr. Wold has agreed, subject to certain exceptions, that he will not hire, directly or indirectly, any person who is or was an employee of the Company. In consideration of the payments and benefits provided to Mr. Wold under the Agreement, the Agreement contains a general release of claims by Mr. Wold in favor of the Company. Following his resignation, Mr. Wold has agreed to cooperate with the Company in connection with certain corporate matters and any action, proceeding, investigation or litigation involving the Company.

     The Agreement may be revoked by Mr. Wold within the seven-day period following his execution of the Agreement (the “Revocation Period”), in which case all of the obligations under the Agreement will terminate.

     A copy of the Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

     Pursuant to the terms of the Agreement as described under Item 1.01 of this Current Report on Form 8-K, the Agreement superceded and effectively terminated as of September 17, 2004 that certain engagement letter between the Company and Mr. Wold, effective as of January

12, 1995. A description of the engagement letter is contained in the Company’s definitive proxy statement for the 2004 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 13, 2004, which description is incorporated by reference in this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Pursuant to the terms of the Agreement as described under Item 1.01 of this Current Report on Form 8-K, Mr. Wold resigned as Executive Vice President and Chief Investment Officer of the Company and as a member of the Company’s Board of Directors, effective as of September 17, 2004.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

     Not applicable.

(b) Pro forma financial information.

     Not applicable.

(c) Exhibits

10.1	Resignation Agreement, dated as of September 17, 2004, by and between Trizec Properties, Inc. and Casey R. Wold.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: September 17, 2004	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Resignation Agreement, dated as of September 17, 2004, by and between Trizec Properties, Inc. and Casey R. Wold.